Exhibit 10.34

AMBRX, INC.

EXECUTIVE INCENTIVE PLAN

I. ESTABLISHMENT AND PURPOSE

Ambrx, Inc. (the “Company”) hereby establishes the Ambrx, Inc. Executive Incentive Plan (as may be amended from time to time, the “Plan”) effective as of January 1, 2014. The purpose of the Plan is to (i) attract and retain highly qualified individuals; (ii) obtain from each eligible Plan participant the best possible performance; (iii) establish one or more Performance Goals (as defined below) based on objective criteria; (iv) further underscore the importance of achieving business objectives for the short and long term; and (v) include in each eligible Plan participant’s compensation package an annual incentive component which is tied directly to the achievement of those objectives.

II. TERM

A.    The Committee (as defined below) may amend or terminate the Plan at any time; provided, however that except in the event of a Change in Control (as defined below), the Committee may not terminate the Plan during any performance period without payment of a pro rata portion of any bonus based on the period of time elapsed during the performance period and a determination of the Committee as to the satisfaction of pro rata Performance Goals for such period. For this purpose, a “Change in Control” shall have the meaning set forth in the Company’s 2013 Equity Incentive Plan, as amended from time to time and any replacement plan thereof.

III. ADMINISTRATION

A.     Plan Administrator. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company or a subcommittee thereof (the “Committee”); which Committee shall consist solely of two or more directors who shall qualify as “outside directors” as defined under Section 162(m) of the Code and related Treasury regulations.

B.     Authority. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan.

C.     Determinations. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

IV. ELIGIBILITY AND PARTICIPATION

Executive officers of the Company within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended (as determined from time to time by the Board of Directors of the Company) are eligible to participate in the Plan (each a “Participant”).

V. BUSINESS CRITERIA

A.     Performance Goals. A Participant may receive a bonus payment under the Plan based upon the attainment of performance objectives which are established by the Committee, including but not limited to one or more of the following business criteria with respect to the Company, any of its subsidiaries, divisions, business units, segments or regions or any individual (the “Performance Goals”): (i) earnings (either net or gross and either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization), (ii) economic value-added (as determined by the Committee), (iii) sales or revenue, (iv) net income (either before or after taxes), (v) cash flow (including, but not limited to, operating cash flow and free cash flow), (vi) return on capital, (vii) return on invested capital, (viii) return on stockholders’ equity, (ix) return on assets, (x) stockholder return, (xi) return on sales, (xii) gross or net profit margin, (xiii) productivity, (xiv) expense, (xv) operating margin, (xvi) operating efficiency, (xvii) customer satisfaction, (xviii) working capital, (xix) earnings per share, (xx) price per share of common stock, (xxi) market share, (xxii) costs, (xxiii) expenses, (xxiv) profits, (xxv) gross operating profit, (xxvi) capital deployment, (xxvii) implementation or completion of critical projects, (xxviii) funds from operations, (xxix) branding; (xxx) organizational or succession planning; (xxxi) licensing or fee growth, (xxxii) disposition or acquisition of assets; (xxxiii) cost savings; (xxxiv) regulatory body approval for commercialization of new products; (xxxv) settlement of disputes; (xxxvi) plant closings or start-ups; (xxxvii) sales penetration or new business awards, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

B.     Adjustments. The Committee may, in its sole discretion, make adjustments to one or more of the Performance Goals. Such adjustments may include, but are not limited to, one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the performance period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

VI. BONUS DETERMINATIONS

A.     Bonus Formulas. Any bonuses paid to Participants under the Plan shall be based upon such bonus formula as the Committee shall determine that tie such bonuses to one or more performance objectives relating to the Performance Goals. Bonus formulas may be set for such performance periods as the Committee shall determine. A performance period may be concurrent or consecutive. Participants need not be employed on the first day of a performance period. If a Participant becomes eligible to participate in the Plan during a performance period, the Committee shall determine if such Participant shall be eligible to participate in an award for such performance period and whether or not such award may be prorated for such period.

B.     Adjustment of Bonuses. The Committee may in its sole discretion reduce or increase a bonus payable to a Participant pursuant to the applicable bonus formula.

C.     Continued Employment. Unless otherwise required by applicable law, the payment of a bonus to a Participant with respect to a performance period shall be conditioned upon the Participant’s employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, full bonuses may be paid to Participants who have terminated employment due to disability or to the designee or estate of a Participant who died during such period and, to the extent earned, pro rata bonuses may be paid to a Participant whose employment is terminated during the performance period.

VII. ADDITIONAL CONDITIONS

A.     Additional Criteria. Once a bonus formula is established under Section VI based on one or more of the Performance Goals, the Committee may with the consent of the Participant establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan.

B.     Forfeiture and Claw-Back Provisions. The Committee may provide that any bonuses paid under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations thereunder, to the extent set forth in such claw-back policy.

VIII. PAYMENT OF AWARDS

A.     Form of Payment. All awards shall be paid in (i) cash or (ii) with the consent of the Participant and the Committee, the equivalent value of common stock of the Company (“Common Stock”) based on the fair market value of the Common Stock on the date the bonus is awarded, as determined by the Committee. The Committee may impose vesting and other similar conditions upon any payment of awards made in Common Stock. For this purpose fair market value shall have the meaning set forth in the Company’s 2013 Equity Incentive Plan. Awards paid in Common Stock shall be paid under the Company’s 2013 Equity Incentive Plan, as may be amended from time to time, or any successor equity incentive plan thereto.

B.     Timing of Payments. Awards shall be paid as soon as practicable following the end of the performance period, but in no event shall payment be made later than two and one half months following the end of the performance period.

IX. SPECIAL AWARDS AND OTHER PLANS

Nothing contained in the Plan shall prohibit the Company from granting awards or authorizing other compensation to any person under any other plan or authority or limit the authority of the Company to establish other special awards or incentive compensation plans providing for the payment of incentive compensation to employees (including those employees who are eligible to participate in the Plan).

X. RIGHTS OF PLAN PARTICIPANTS

A.     No Right to Continued Employment. Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Participant any right to continue in the employ of the Company or shall interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to discharge any Participant at any time for any reason whatsoever, with or without cause.

B.     No Right to Company Assets. No individual to whom an award has been made or any other party shall have any interest in the cash or any other asset of the Company prior to such amount being paid.

C.     Awards Not Transferrable. No right or interest of any Participant shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

D.     No Right to Continued Participation. In no event shall the Company be obligated to pay to any Participant an award for any period by reason of the Company’s payment of an award to such Participant in any other period, or by reason of the Company’s payment of an award to any other Participant or Participants in such period or in any other period. Nothing contained in this Plan shall confer upon any person any claim or right to any payments hereunder. Such payments shall be made at the sole discretion of the Committee.

XI. SECTION 409A

Awards under this Plan shall either be exempt from or be designed to comply with Section 409A of the Code. Notwithstanding anything to the contrary in the Plan or any award, if and to the extent the Committee shall determine that the terms of any award may result in the failure of such award to be exempt from or comply with the requirements of Section 409A of the Code, or any applicable regulations or guidance promulgated by the Secretary of the Treasury in connection therewith, the Committee shall have authority to take such action to amend, modify, cancel or terminate the Plan or any award as it deems necessary or advisable, including without limitation:

1.     amendment or modification of the Plan or any award to conform the Plan or such award to the requirements of Section 409A of the Code or any regulations or other guidance thereunder (including, without limitation, any amendment or modification of the terms of any award regarding vesting, exercise, or the timing or form of payment); and

2.     cancellation or termination of any unvested award, or portion thereof, without any payment to the Participant holding such award.

Any such amendment, modification, cancellation, or termination of the Plan or any award may adversely affect the rights of an Participant with respect to such award without the Participant’s consent.

XII. MISCELLANEOUS

A.     Withholding. The Company shall deduct all federal, state and local taxes required by law or Company policy from any award paid hereunder.

B.     Unfunded Plan. The Plan shall be unfunded and is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended. Amounts payable under the Plan are not and will not be transferred into a trust or otherwise set aside. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan. Any accounts under the Plan are for bookkeeping purposes only and do not represent a claim against the specific assets of the Company.

C.     Severability. Any provision of the Plan that is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of the Plan.

D.     Governing Law. The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the law of the State of California (without regard to principles of conflicts of law).

5